CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 23 and Amendment No. 25 to the Registration Statement on Form N-1A of North Square Investments Trust and to the use of our report dated July 29, 2022 on the financial statements and financial highlights of the North Square Spectrum Alpha Fund, North Square Dynamic Small Cap Fund, North Square Advisory Research Small Cap Growth Fund, North Square Multi Strategy Fund, North Square Preferred and Income Securities Fund, North Square Tactical Growth Fund, North Square Tactical Defensive Fund and North Square Trilogy Alternative Return Fund, each a series of North Square Investments Trust. Such financial statements and financial highlights appear in the 2022 Annual Report to Shareholders which are also incorporated by reference into the Registration Statement. We also consent to the references to us in the Prospectus and in the Statement of Additional Information.

    /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 27, 2022